UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2005

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Forsyth Street, Suite 200 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL CONTRACT

On July 27, 2005, Regency Centers Corporation (“Regency” or the “Company”) priced 3,000,000 shares (the “Shares”) of Regency’s 6.70% Series 5 Cumulative Redeemable Preferred Stock (the “Series 5 Preferred Stock”). Regency entered into an Underwriting Agreement with Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC with respect to the Series 5 Preferred Stock on July 27, 2005 (the “Underwriting Agreement”). Regency expects to deliver the Shares against payment for the Shares on or about August 2, 2005, which is the 4th business day following the date of pricing of the Shares. This Form 8-K is being filed in order to incorporate by reference into Regency’s Registration Statement on Form S-3 the Underwriting Agreement and the other required exhibits.

Regency made customary representations and warranties in the Underwriting Agreement and further agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. In addition, Regency has agreed not to sell or transfer, with exceptions, any preferred securities of Regency that are substantially similar to the Series 5 Preferred Stock for 30 days after the date of delivery of the shares of Series 5 Preferred Stock without first obtaining the written consent of the underwriters.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement attached as Exhibit 1.1 to this Current Report on Form 8-K.

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The Series 5 Preferred Stock will be redeemable at par at Regency’s election on or after August 2, 2010, will pay a 6.70% annual dividend and will have a liquidation preference of $25 per share. With respect to the payment of dividends and amounts upon liquidation, the Series 5 Preferred Stock will rank equally with all of Regency’s other outstanding preferred shares and will rank senior to Regency’s common stock. Unless full dividends on the Series 5 Preferred Stock and any other class of Regency stock ranking on parity with such preferred stock as to dividends have been paid for all past dividend periods, no distribution may be declared or paid on Regency’s common stock or any other capital shares that rank junior to the Series 5 Preferred Stock as to dividends. In the event of Regency’s liquidation, dissolution or winding up, the holders of the Series 5 Preferred Stock are entitled to be paid out of Regency’s assets legally available for distribution to its shareholders a liquidation preference of $25 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (and the holders of any other class of stock ranking on parity with such preferred stock as to liquidation are entitled to receive their respective liquidation preferences at the same time) before any distribution of assets is made to holders of Regency’s common stock or any other capital shares that rank junior to the Series 5 Preferred Stock as to liquidation preference.

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ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On July 28, 2005, the Company filed an Amendment to the Company’s Articles of Incorporation Designating the Preferences, Rights and Limitations of 3,000,000 Shares of 6.70% Series 5 Cumulative Redeemable Preferred Stock (the “Regency Series 5 Amendment”). For additional information about the terms and conditions of the Series 5 Preferred Stock, see Item 3.03 above which is incorporated herein by reference. Regency Series 5 Amendment (Exhibit 3.1) is incorporated herein by reference

The Company will contribute the net proceeds of the sale of the Series 5 Preferred Stock, immediately after the closing of the sale, to Regency Centers, L.P. (“RCLP”), the operating company through which the Company conducts its business, in exchange for preferred units of limited partnership interest issued in the name of Regency Centers Texas LLC, a wholly-owned subsidiary of the Company. The Series 5 Cumulative Redeemable Preferred Units will have substantially identical economic terms as the Series 5 Cumulative Redeemable Preferred Stock, as set forth in the Amendment dated July 28, 2005 to the Fourth Amended and Restated Agreement of Limited Partnership of RCLP Relating to 6.70% Series 5 Cumulative Redeemable Preferred Units (the “RCLP Series 5 Amendment”) executed by the Company, as general partner of RCLP. The RCLP Series 5 Amendment (Exhibit 3.3) is incorporated herein by reference.

RCLP’s 6.70% Series 5 Cumulative Redeemable Preferred Units will rank, as to distributions and upon liquidation, winding-up or dissolution of RCLP, senior to all classes or series of Common Units and on parity with other preferred units in RCLP, as set forth in the Series 5 Amendment attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C. Exhibits:

The exhibits listed below relate to the Series 5 Preferred Stock and Registration Statement No. 333-118910 on Form S-3 of Regency Centers Corporation, and are filed herewith for incorporation by reference in such Registration Statement.

3.1	Amendment to the Company’s Articles of Incorporation Designating the Preferences, Rights and Limitations of 3,000,000 Shares of 6.70% Series 5 Cumulative Redeemable Preferred Stock, effective July 28, 2005*

3.2	Restated Articles of Incorporation of the Company*

3.3	Amendment to the Fourth Amended and Restated Agreement of Limited Partnership of RCLP Relating to 6.70% Series 5 Cumulative Redeemable Preferred Units, effective as of July 28, 2005.

5.2	Opinion of Foley & Lardner LLP as to the legality of the securities to be issued

8.2	Opinion of Foley & Lardner LLP as to the tax aspects of the offering

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10.3	Underwriting Agreement dated July 27, 2005 among Regency Centers Corporation, on the one hand, and Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, on the other hand

12.1	Statement regarding computation of ratio of consolidated earnings to fixed charges and preferred stock dividends

23.2	Consent of Foley & Lardner LLP (included in Opinions filed as Exhibits 5.1 and 8.2)

*	Filed as an exhibit to the Company’s Form 8-A filed July 29, 2005 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)

August 1, 2005	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President,
Finance and Principal Accounting Officer

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